SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2

                       HYDRO ENVIRONMENTAL RESOURCES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act rules 14a-6(i)(4) and 0-12.

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          pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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[ ]  Fee paid previously with preliminary materials.
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     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:


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

                       HYDRO ENVIRONMENTAL RESOURCES, INC.
                         2903 N.E. 109th Avenue, Suite D
                           Vancouver, Washington 98682

                                November 22, 2002

Dear Shareholders:

     Our annual meeting of shareholders will be held on Tuesday, December 3, 2002, at 4:00 p.m. Pacific Standard Time, at our offices at 2903 N.E. 109th Avenue, Suite D, Vancouver, Washington 98682. We are inviting you to attend this meeting to give us an opportunity to meet you personally, to allow us to introduce you to key management of your company and its directors, and to answer your questions.

     At this meeting, in addition to electing our directors and ratifying the appointment of our auditors, you will be asked to approve an amendment to our Articles of Incorporation. The amendment will increase the number of authorized shares of common stock from 50,000,000 to 500,000,000. This proposal is very important to you. The increase in the number of authorized shares of common stock is designed to give us greater flexibility to issue our shares in connection with the raising of capital, in connection with acquisitions and financings, and in connection with stock related compensation plans for our key employees and others.

     We enclose the formal notice of meeting, the proxy statement that explains, among other things, the amendment of our Articles of Incorporation, the proxy card, and a copy of the annual report to shareholders describing our operations for the fiscal year ended December 31, 2001.

     I hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card promptly. Your shares will be voted at the meeting in accordance with your proxy.

     If you have shares in more than one name or if your shares are registered in more than one way, you may receive multiple copies of the proxy materials. If so, please sign and return each proxy card you receive so that all of your shares may be voted. I look forward to meeting you at the annual meeting.

                                         Sincerely,

                                         /s/ David Rosenberg
                                         -------------------
                                         David Rosenberg, President and
                                         Chief Executive Officer

OUR BOARD OF DIRECTORS HAS APPROVED THE PROPOSED AMENDMENT TO OUR ARTICLES OF INCORPORATION AND RECOMMENDS THAT ALL SHAREHOLDERS VOTE TO APPROVE SUCH AMENDMENT.

                       HYDRO ENVIRONMENTAL RESOURCES, INC.
                         2903 N.E. 109th Avenue, Suite D
                           Vancouver, Washington 98682

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD DECEMBER 3, 2002

TO THE SHAREHOLDERS OF HYDRO ENVIRONMENTAL, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Hydro Environmental Resources, Inc., an Nevada corporation (the "Company"), will be held at 4:00 p.m. PST, on Tuesday, December 3, 2002, at 2903 N.E. 109th Avenue, Suite D, Vancouver, Washington 98682, for the following purposes:

     1. To elect the directors of the Company to serve for a one (1) year term.

     2. To approve the amendment of the Articles of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 500,000,000.

     3. To ratify the selection of Cordovano and Harvey, P.C., as independent public accountants of the Company for the 2002 fiscal year.

     4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on November 9, 2002, as the record date for the determination of shareholders entitled to notice and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                        By Order of the Board of Directors,

                                        /s/ David Rosenberg
                                        -------------------
                                        David Rosenberg, Chief Executive Officer

Vancouver, Washington
November 22, 2002

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT ATTENDANCE AT THE MEETING WILL NOT BY ITSELF REVOKE A PROXY. FURTHERMORE, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK, OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                       HYDRO ENVIRONMENTAL RESOURCES, INC.
                         2903 N.E. 109th Avenue, Suite D
                           Vancouver, Washington 98682

                           --------------------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held On December 3, 2002

                           --------------------------


                 INFORMATION CONCERNING SOLICITATION AND VOTING

General Information

     We are furnishing this proxy statement to the shareholders of Hydro Environmental Resources, Inc., a Nevada corporation (the "Company"), for use at our Annual Meeting of Shareholders to be held on December 3, 2002, at 4:00 p.m. PST (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. Our Annual Meeting will be held at 2903 N.E. 109th Avenue, Suite D, Vancouver, Washington 98682. We intend to mail this proxy statement and accompanying proxy card on or about November 22, 2002 to all shareholders entitled to vote at the Annual Meeting.

Voting Rights and Outstanding Shares

     Only holders of record of shares of our common stock at the close of business on November 9, 2002, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on November 19, 2002, we had outstanding and entitled to vote 45,292,808 shares of common stock. Each holder of record of our common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Our inspector of election appointed for the meeting will tabulate all votes. Our inspector also will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

Voting Procedures

     o    Directors are elected by a plurality of the votes cast.

     o The approval of the Articles of Amendment to the Articles of Incorporation will require the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock.

     o The approval of the ratification of our independent auditors for the fiscal year ending December 31, 2002, will require the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting.

     o Abstentions will be counted towards the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes.

     o Broker non-votes are counted towards establishment of the required quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

     You may revoke your proxy at any time prior to voting at the Annual Meeting by:

     o Delivering to our Secretary at our principal executive office at 2903 N.E. 109th Avenue, Suite D, Vancouver, Washington 98682, a written notice of revocation or a duly executed proxy bearing a later date; or

     o    Attending the Annual Meeting and voting in person.

     Your attendance at the meeting will not by itself revoke a proxy. Furthermore, if a broker, bank, or other nominee holds of record your shares and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

Solicitation

     We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and mailing of this proxy statement, the proxy, and any additional information furnished to shareholders. We also will furnish copies of solicitation materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram, or personal solicitation by our directors, officers, or other regular employees. We will not pay any additional compensation to our directors, officers, or other regular employees for these services.

                             ELECTION OF DIRECTORS -
                                   PROPOSAL 5

     As provided in our Bylaws, our Board of Directors has nominated a slate of candidates for election to the Board of Directors for a term of one year and until their successors have been elected and qualified. Our Bylaws also provide that the Board of Directors have the right at any time during the ensuing year to increase the number of directors and to elect such directors by a majority vote.

     Our directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any nominee should be unavailable for election, such shares will be voted for the election of such substitute nominee as our Board of Directors may propose. The persons nominated for election have agreed to serve if elected, and our Board of Directors has no reason to believe that these nominees will be unable to serve.

Nominees for Director

     The following nominees are standing for election to serve as members of our Board of Directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.

       Name           Age              Position                   Director Since
       ----           ---              --------                   --------------

Steve Lennon          40    Vice President and Director              June 2002

Michael Lysaght       45    Secretary, Chief Science Officer,        July 2002
                            and Director

David Rosenberg       40    President and Chief Executive Officer   October 2002

Mark Shmulevsky       44    Chief Information Officer, Treasurer,    July 2002
                            Vice President, and Director

David A. Youngblood   45    Chief Products Engineer and Director     July 2001


     Set forth below is biographical information for each person nominated to serve in office for a one year term expiring at the 2003 Annual Meeting.

Steve Lennon

     Mr. Lennon has served as our Vice President and Director since June 2002. Prior to serving as our Vice President and Director, he served as an Administrator and Operations Manager for over 20 years for Scott Company Mechanical Contractors, one of the ten largest mechanical contractors in the United States of America. Mr. Lennon also currently serves on the Board of Directors of the Oregon Chemical Contractors Association. He is certified in certain engineering medias, including pure bond fusion, and infrared fusion.

Michael Lysaght

     Dr. Lysaght has served as our Secretary, Chief Science Officer, and Director since July 2002. Prior to serving as our Secretary, Chief Science Officer, and Director, he served as an officer with the United States Air Force for over 20 years. During the time he served as an officer with the United States Air Force, he served as Director of Research and Assistant Professor of Chemistry at the United States Air Force Academy and Deputy Director for the Air Vehicles Directorate of the United States Air Force Research Laboratory. Dr. Lysaght received his PhD in analytical chemistry from the University of Washington in 1991, with an emphasis of instrumental analysis and fuels research. His research has been published in several scientific journals, including Fuel, Analytical Chemistry, Journal of Applied Electrochemistry, and Review of Scientific Instrumentation.

David Rosenberg

     Mr. Rosenberg has served as our Chief Executive Officer since June 2002 and as our President and director since October 2002. Mr. Rosenberg also serves as the Vice President and Treasurer of Pizzicato, Inc., a pizza restaurant chain located in Portland, Oregon. Until February 2002, he served as Pizzicato's Chief Operating Officer for nine years. Mr. Rosenberg studied international relations at Hebrew University, Jerusalem, Israel from 1984 to 1989. During that time, Hebrew University employed him to serve as its Coordinator for Absorption and Coordinator for Internal Affairs. He also served with the Israeli Defense Forces until his honorable discharge in 1984.

Mark Shmulevsky

     Mr. Shmulevsky has served as our Chief Information Officer, Treasurer, Vice President, and Director since July 2002. Prior to serving as our officer and director, he served as a professor as Latvia State University in Riga, Latvia. During that time, he also has consulted with many companies, including Intel, Lucent, and Terabean, and with several governmental agencies. He has served on the boards of directors of several companies, including Structured Network Systems, Storied Learning, and RealIntellect.

David A. Youngblood

     Mr. Youngblood has served as our director since July 2001 and as our Vice President and Chief Products Engineer since February 2001. Prior to February 2001, he served as our consultant. Since becoming Chief Products Engineer, he has orchestrated the development of an all-new ECHFR unit, converted hydrogen vehicle support systems, and is currently developing several other projects. Prior to working for us, he served as a Records and Development Technician for Nikon Research Corporation of America ("NCRA") in Belmont, California from 1997 to 2000. He developed concepts and projects relating to microphotolithography manufacturing processes for optically exposing silicon wafers and new products. He also supported NCRA's Director of Electronics and NCRA's mechanical designers, mechanical engineers, and consultants. He was responsible for electromechanical packaging, quality manufacturing, lab/facility support, equipment, and component specification, Cad Design, mechanical and electronic inspection, circuit board proofing, and general manufacturing practices.

Meetings and Committees of the Board of Directors

     During the fiscal year 2001, our Board of Directors met nine times and acting by unanimous consent five times. To our management's best knowledge, each of the directors who served on our Board of Directors in 2001 (all of whom no longer serve as our directors) attended at least 75 percent of the aggregate of the total number of directors' meetings held during the period in which he was a director.

     We do not have audit, nominating, or compensation committees of the Board of Directors or any committees performing similar functions.

Vote Required

     The five candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company. Abstentions and broker non-votes will have the same effect as a vote against this Proposal 1.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                           IN FAVOR OF THESE NOMINEES

             AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION -
                                   PROPOSAL 6

Summary of Proposed Articles of Amendment

     Our Board of Directors adopted a resolution recommending that the shareholders approve Articles of Amendment to the Articles of Incorporation (the "Proposed Articles of Amendment"). The Proposed Articles of Amendment increase the number of authorized shares of common stock from 50,000,000 to 500,000,000. A copy of the Proposed Articles of Amendment is attached to this proxy statement as Appendix A.

     If the shareholders approve the Proposed Articles of Amendment, the additional authorized shares of common stock will have rights identical to the currently issued and outstanding shares of common stock. The shareholders' approval of the Proposed Articles of Amendment and the issuance of any additional shares of common stock after the date of the approval of the Proposed Articles of Amendment will not affect the rights of the holders of the currently issued and outstanding shares of common stock except for the effects incidental to an increase in the number of shares of the common stock outstanding, such as dilution of the earnings per share and voting rights of the current holders of the common stock.

     If the Proposed Articles of Amendment are approved by the shareholders, then our Board of Directors intends to file them with the Secretary of State of the State of Nevada promptly after shareholder approval. However, as permitted by the laws of the State of Nevada, our Board of Directors is not required to file the Proposed Articles of Amendment if it determines that such action would be in the best interest of the Company. We currently know of no reason why the Proposed Articles of Amendment would not be filed if approved by the shareholders.

     Our Board of Directors believes that the Proposed Articles of Amendment are in the best interests of the Company and its shareholders. The Company current has issued and outstanding [44,792,808] shares of common stock as of November 21, 2002. Therefore, since the Articles of Incorporation currently authorize only the issuance of up to 50,000,000 shares of common stock, we may issue only [5,207,192] shares of stock in the future. Our Board of Directors believes that approval of the Proposed Articles of Amendment will improve our flexibility to issue additional shares of common stock and securities convertible into common stock when needed in the future. As such, this flexibility will permit our Board of Directors to issue shares in connection with capital formation, in connection with an acquisition or financing, and in connection with stock compensation plans for our employees and others.

Vote Required

     The affirmative vote of the holders of a majority of the shares of common stock issued and outstanding will be required to approve the Proposed Articles of Amendment. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR
                      OF THE PROPOSED ARTICLES OF AMENDMENT

                          RATIFICATION OF SELECTION OF
                        INDEPENDENT PUBLIC ACCOUNTANTS -
                                   PROPOSAL 7

     Our Board of Directors has selected Cordovano and Harvey, P.C. as our independent public accountants for the fiscal year ending December 31, 2002. Cordovano and Harvey, P.C. has audited our financial statements since fiscal year 2000. A representative of Cordovano and Harvey, P.C. is not expected to be present at our Annual Meeting.

     Shareholder ratification of the selection of Cordovano and Harvey, P.C. as our independent public accountants is not required by our Bylaws or other applicable legal requirement. However, the Board of Directors is submitting the selection of Cordovano and Harvey, P.C. to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our shareholders.

Audit Fees

     During the fiscal year ended December 31, 2001, Cordovano and Harvey, P.C. billed us $8,450 for the audit of our financial statements for such fiscal year and for the reviews of our interim financial statements.

Financial Information Systems Design and Implementation Fees

     During the fiscal year ended December 31, 2001, Cordovano and Harvey, P.C. did not bill us for any fees relating to information technology consulting fees.

All Other Fees

     During the fiscal year ended December 31, 2001, Cordovano and Harvey, P.C. billed us $600 for professional services other than audit fees.

Vote Required

     The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of Cordovano and Harvey, P.C. as our independent public accountants for the fiscal year ending December 31, 2002. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF
           THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

                        SECURITY OWNERSHIP OF MANAGEMENT
                            AND CERTAIN SHAREHOLDERS

     The following table sets forth the beneficial ownership of our common stock as of November 7, 2002, by:

     o Each person known by us to be the beneficial owner of more than ten percent of our outstanding common stock;

     o    Each of our directors;

     o    Each of our named executive officers; and

     o    All directors and officers as a group.

     Except as otherwise indicated, we believe that the beneficial owners of our common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                                    Amount of        Percent of
Name and Address of Beneficial Owner(1)            Ownership(2)       Class(3)
---------------------------------------            ------------       --------

David Harmsen                                         40,000              *
Steve Lennon                                         808,125            1.78%
Michael Lysaght                                         0                 0
David Rosenberg                                     3,179,800           7.02%
Mark Shmulevsky                                     1,009,479           2.23%
David A. Youngblood                                 1,086,000           2.40%
Officers and directors as a group (five persons)    6,123,404          13.52%


     Each of the persons referred to above do not hold any options, warrants, or rights to purchase securities from the Company.

----------
     (1) The address of each beneficial owner is that of the Company at 2903 N.E. 109th Avenue, Suite D, Vancouver, Washington 98682.

     (2) We determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission ("SEC"), based on factors including voting and investment power with respect to shares. Common stock subject to options currently exercisable, or exercisable within 60 days after November 7, 2002, are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership for any other person.

     (3) Based on an aggregate of 44,792,808 shares of our common stock issued and outstanding as of November 7, 2002.

     *Constitutes less than 1% of all of our issued and outstanding shares of common stock.

                               EXECUTIVE OFFICERS

Officers

     The following table sets forth certain information regarding our executive officers:

                                                                   Position Held
     Name                        Position                              Since
     ----                        --------                              -----
David Rosenberg         President and Chief Executive Officer           2002

Steven Lennon           Vice President and Director                     2002

Mark Shmulevsky         Vice President, Treasurer, Chief                2002
                        Information Officer, and Director

David Youngblood        Chief Products Engineer and Director            2001

Michael Lysaght         Secretary, Chief Science Officer,               2002
                        and Director

David V. Harmsen        Chief Financial Officer                         2002


     Information concerning Messrs. Rosenberg, Lennon, Shmulevsky, Youngblood, and Lysaght is included under "Election of Directors."

David V. Harmsen

     Mr. Harmsen serves as our Chief Financial Officer. Prior to serving as our Chief Financial Officer, he provided tax and accounting services to a variety of clients. Mr. Harmsen serves on a number of boards of directors and has degrees in accounting, economics, business administration, and philosophy.

Remuneration of Directors and Executive Officers

     The following table shows the aggregate annual remuneration of the following officers or directors who received any remuneration from us during the fiscal year ended December 31, 2001:


                           Capacities in Which
Name of Individual         Remuneration was Received     Aggregate Remuneration
------------------         -------------------------     ----------------------

John Wheeler               Director                              $50,000

David Youngblood           Chief Products Engineer               $40,410.22

Relationships Among Directors and Executive Officers

     There are no family relationships among any of our directors or executive officers.

Interests of Management and Others in Certain Transactions

     On May 22, 2002, we entered into a consulting agreement with David Rosenberg, our President and Chief Executive Officer. Mr. Rosenberg agreed to provide the following services to us:

     o    To assist us in our capital formation efforts.

     o    To assist us in retaining directors and hiring key employees.

     o To assist us in negotiating contracts with federal, state, and local government agencies.

     o To assist us in establishing our office and hiring of employees for our office.

     o To perform such other duties as the Board of Directors may from time to time request that he provide to us.

     We issued to him 1,000,000 shares of our common stock on May 22, 2002, in consideration for providing those services to us. We also agreed to issue to him an additional 1,000,000 shares of common stock in quarterly installments of 250,000 shares of common stock with the first installment to be issued on July 1, 2002, and subsequent installments to be issued on October 1, 2002, January 1, 2003, and April 1, 2003. To date, we have issued Mr. Rosenberg a total of 1,000,000 shares pursuant to the consulting agreement. Mr. Rosenberg has agreed to allow us to hold in abeyance issuing the remainder of the shares to him until a mutually agreeable date in the future.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires that our officers and directors and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership, and changes of ownership with the SEC. Officers, directors, and greater than ten percent shareholders are required by the SEC regulations to furnish us with copies of all such reports they file.

     Based solely on our review of the copies of such reports received by us, and on written representations by our officers and directors regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, we believe that, with respect to its fiscal year ended December 31, 2001, all of our directors and officers and all of the persons known to us to own more than ten percent of our common stock, either failed to file on a timely basis or have yet to file the required beneficial ownership reports with the SEC. We have adopted and implemented a compliance program for our officers and directors to ensure that they file all required reports not yet filed and to file when due all reports required to be filed in the future. We anticipate that all required reports will be filed not later than December 31, 2002.

                              SHAREHOLDER PROPOSALS

     Our next annual meeting is scheduled for May 20, 2003. The deadline for submitting a shareholder proposal for inclusion in our proxy statement and form of proxy for our 2003 Annual Meeting of shareholders pursuant to Rule 14a-8 of the SEC is January 9, 2003. If the date of the annual meeting is advanced by more than 30 calendar days or delayed by more than 90 calendar days from this meeting date, we will, in a timely manner, inform all shareholders of the changed meeting date and of the date by which such proposals must be received.

                          ANNUAL REPORT TO SHAREHOLDERS

     We have included as Appendix B with this proxy statement a copy of our Annual Report to Shareholders for the year ended December 31, 2001. We incorporated into our Annual Report to Shareholders certain parts of our Form 10-KSB, filed with the SEC on April 16, 2002. The entire filing, with all exhibits attached, are available online at the SEC's website, www.sec.gov, or at FreeEdgar, www.FreeEdgar.com.

                                  OTHER MATTERS

     Our Board of Directors knows of no other business to come before the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment.

     Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

     WE WILL PROVIDE, WITHOUT CHARGE, UPON THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES OF OUR COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS, A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB AS FILED WITH THE SEC FOR OUR FISCAL YEAR ENDED DECEMBER 31, 2001. WRITTEN REQUESTS SHOULD BE MAILED TO MICHAEL LYSAGHT, SECRETARY, HYDRO ENVIRONMENTAL RESOURCES, INC., 2903 N.E. 109TH AVENUE, SUITE D, VANCOUVER, WASHINGTON 98682.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      By: /s/ David Rosenberg
                                      -----------------------
                                      David Rosenberg, Chief Executive Officer

                                                      Office Use Only
      DEAN HELLER
      Secretary of State
[SEAL]
      202 North Carson Street
      Carson City, Nevada 89701-4201
      (775) 684 5708
                                   APPENDIX A

                            Certificate of Amendment
                       (PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.
--------------------------------------------------------------------------------

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                             - Remit in Duplicate -

1.   Name of corporation: Hydro Environmental Resources, Inc.

2. The articles have been amended as follows (provide article numbers, if available): The first paragraph of Article Four is hereby amended in its entirety to state as follows: "This Corporation is authorized to issue two
     (2) classes of capital stock, referred to as Common Stock and Preferred Stock, each with a par value of $0.001 per share. This Corporation shall be authorized to issue a maximum of five hundred million (500,000,000) shares of Common Stock and a maximum of five million (5,000,000) shares of Preferred Stock."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:
     ________________ *

4.  Officer Signature (Required):        David Rosenberg, President and Chief
                                         Executive Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

                                   APPENDIX B

              ANNUAL REPORT FOR FISCAL YEAR ENDED DECEMBER 31, 2001

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 10-KSB

            ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

For the year ended December 31, 2001
Commission File No. 000-27825



                       HYDRO ENVIRONMENTAL RESOURCES, INC.
             (Exact name of registrant as specified in its charter)




         Nevada                                           73-1552304
(State of organization)                     (I.R.S. Employer Identification No.)

6170 W. Lake Mead Blvd., Las Vegas, NV   89108
(Address of principal executive offices)

Registrant's telephone number, including area code (702) 597-9070

Securities registered under Section 12(g) of the Exchange Act:
                                   Common Stock, $0.001 par value per share

Check whether the issuer (1) filed all reports required to be file by Section 13 or 15(d) of the Exchange Act during the past 12 months and (2) has been subject to such filing requirements for the past 90 days. Yes [X]

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendments to this Form 10-KSB. [ ]

Issuer's revenues during the year ended December 31, 2001: $-0-

As of March 28, 2002, the aggregate market value of the voting and non-voting common equity held by non-affiliates, approximately 17,522,124 shares of common stock, based on the average bid and asked price of $0.015 as quoted on the OTC Bulletin Board, was $262,831.86.

As of March 28, 2002, there were 19,088,124 shares of the issuer's common stock outstanding.

--------------------------------------------------------------------------------
    THIS ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, CONTAINS INFORMATION FROM THE ANNUAL REPORT ON FORM 10-KSB THAT HYDRO ENVIRONMENTAL
RESOURCES, INC. FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL
                         YEAR ENDED DECEMBER 31, 2001.
--------------------------------------------------------------------------------

                      DOCUMENTS INCORPORATED BY REFERENCE:

                                      None

                             PART I

ITEM 1.   DESCRIPTION OF BUSINESS

Development of the Company

The Company was incorporated under the laws of Oklahoma on November 10, 1998. The principal activities since inception have been organizational matters and the sale and issuance of shares of its $0.001 par value common stock plus research and development of the ECHFR. The Company was formed to design, build and manage inexpensive and environmentally friendly fuel and power producing systems for remote areas of the world that are without electricity and other sources of power.

On June 16,1999, the rights to the ElectroChem Hydrogen Fuel Reactor (ECHFR), a prototype-stage technology that produces clean burning hydrogen gas at low pressure from any water source, were assigned to the Company in exchange for 15,000,000 shares of restricted common stock to the inventor, Mr. James Pelto. Mr. Pelto built the prototype ECHFR and will continue to be involved in its development and commercialization.

Business of the Company

The objective of the Company is to design, build and manage inexpensive and environmentally friendly fuel and power producing systems for remote areas of the world that are without electricity, cooking fuel, fresh water or power of any kind.

The ECHFR is designed to be used where there is no energy readily available. All that is required for the ECHFR to work is water and a proprietary mixture of dry chemicals that are readily available, light in weight, and easily transported. The Company is not aware of another power generation system that is similar to the ECHFR. The ECHFR is a sophisticated mechanical reactor that creates an electrical current that splits the water molecule, separating the two hydrogen atoms from the oxygen atom. The ECHFR activates a formula that removes hydrogen from the formula on a stand-by or as needed basis using equipment that can be portable or stationary. The result is clean burning hydrogen gas that can be used for cooking, heating or refrigeration.

Ultimately, the Company intends to build, market and operate a stationary power site using a ECHFR system capable of supplying power for a city of approximately 3,000 people. The Company plans to market the ECHFR technology in places that are currently underserved by conventional power companies, including Indonesia, China, Philippines, Malaysia, Middle East and parts of Central and South America. In addition to providing fuel, other potential markets for the ECHFR are industrial mining and wastewater cleansing and property restoration.

The Industry

The Company believes that its ECHFR technology is unique. There is no ECHFR or its equivalent used to produce energy anywhere else at this time. The ECHFR uses water and a proprietary mixture of chemicals to produce hydrogen gas for cooking, heating and refrigeration.

A potential competing technology to the ECHFR is the hydrogen fuel cell. Fuel cells are electro-chemical devices, similar to a battery, in which hydrogen (either pure hydrogen gas or hydrogen extracted from a fuel that contains the element) and oxygen from the air are combined to produce electricity, water and a modest amount of waste heat. The conversion efficiency can be as high as 80%, but actual values vary with fuel cell types. Each cell produces 0.5-0.9 volts, so a large number of cells must be stacked together and electrically connected in a series and parallel to achieve the desired output. Like a battery, a fuel cell stack has no moving parts (except for small fans and pumps to remove or recover waste heat) has near-zero emissions except for water, and is ultra-quiet. These characteristics make the fuel cell a highly attractive power source for automobiles and other vehicles, and for stationary power plants.

Fuel cell power systems can be classified in three groups by type of application: 1) those intended to replace the internal combustion engine in automobiles, trucks and buses, 2) those intended to serve as distributed generation power plant that are at or close to homes, buildings, and manufacturing plants; and 3) those that are intended to replace batteries in everything from cellular telephones, flashlights, computers, radios, golf carts, powered wheelchairs, to portable outdoor signs.

Hydrogen fuel cell technology is currently being commercialized. According to a report documenting perspectives, insights and discussions presented by industry leaders at a recent conference on The Business Case for Fuel Cells (July 15-16, 1999), total worldwide R&D spending on fuel cell technology is nearly $1 billion per year with funding provided by vehicle manufacturers, equipment manufacturers, utilities, and government agencies in the U.S., Europe and Japan. About 80% of the funding is directed toward the development of fuel cell systems for electric vehicles such as automobiles, trucks, buses and golf carts.

Companies such as Daimler Chrysler and Ford have recognized the future commercial potential of hydrogen fuel cells for the automotive industry and have developed strategic alliances with and have invested over $500 million in Ballard Power Systems, a leading company in the commercialization of the hydrogen fuel cell. Ballard, together with its alliance partners and associated companies, plans to bring to market their first portable power products in 2001; their first transit bus engines in 2002; their first stationary power products between 2002 and 2003; and their first automotive engines between 2003 and 2005.

Manufacturers and marketers of hydrogen fuel cells include Ballard Power Systems, DCH Technology, Inc., ONSI, Ergenics, H Power Corp., and Powerball Technologies. These companies produce fuel cells on a made-to-order basis. Competitors may be able to develop technologies that are as effective as, or more effective, easier or cheaper to use, than those offered by the Company. The Company's existing and potential competitors have substantially greater financial, marketing, sales, manufacturing, distribution and technological resources than the Company. There is no assurance that the Company will be able to successfully compete.

Patents

The Company is presently in the process of upgrading its technical documentation and will re-apply for patents using these upgraded procedures. There is no assurance that the patents will issue and there is no assurance that if the patents issue that they will not infringe on other patents. Management does not have an estimated time frame for the patents to be issued. If the patents issue, their duration will be from 17 to 20 years from the date of issuance.

Government regulation

Although the Company is not aware of any government approvals required prior to or in conjunction with its marketing of the ECHFR in Indonesia, China, Philippines, Malaysia, Middle East and parts of Central and South America, there is no assurance that such government approvals will not be required in the future. In addition, compliance with government or regulatory requirements, if any, could have a material adverse affect on the operations of the Company.

Employees

The Company presently has 2 officers and 3 directors. The officers and directors are engaged in other business activities and devote no more than 50% of their time to the business of the Company. The Company currently has 5 full-time employees and plans to hire additional employees during the next twelve months to market the ECHFR. Additionally, the Company plans to retain consulting engineers on a project-by-project basis. However, there is no assurance that any employees will be hired or any consultants will be retained.

ITEM 2.   DESCRIPTION OF PROPERTY

     The Company owns no property. In March of 2002, the Company relocated its corporate offices to 6170 W. Lake Mead Blvd., Las
Vegas, NV 89108 and is in the process of establishing a manufacturing facility in Astoria, Oregon for the purpose of commencing manufacturing and production.

ITEM 3.   LEGAL PROCEEDINGS

The Company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the Company has been threatened.

ITEM 4.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No such matters were submitted during the most recent quarter.


                             PART II

ITEM 5.   MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER
          MATTERS.

Market Information

The Company's Common Stock, $.001 par value, the only class of common equity of the Company, is traded on over-the-counter under the symbol "HYVR." Trading commenced on October 5, 2000. The following table sets forth the range of high and low bid quotations for the Company's common stock on the OTC Bulletin Board for each quarter commencing October 5, 2000.

                               Low Bid    High Ask

               4th Qtr. 2000    $0.06      $1.12

               1st Qtr. 2001    $0.06      $0.50
               2nd Qtr. 2001    $0.07      $0.39
               3rd Qtr. 2001    $0.10      $1.01
               4th Qtr. 2001    $0.10      $0.30

               1st Qtr. 2002    $0.01      $0.15

The source of this information is America Online Finance quotation services and broker-dealers making a market in the Company's common stock. These prices reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions.

Holders

As of March 28, 2002, there were approximately 418 holders of record of the Company's Common Stock (not including beneficial owners holding in "street-name").

Dividends

The Company has paid no cash dividends on its Common Stock and management does not anticipate that such dividends will be paid in the foreseeable future.

Sales of Unregistered Securities

Share sold for cash

During February 1999, the Company offered for sale 11,300,000 shares of its $.001 par value common stock for $.001 per share pursuant to an exemption from registration claimed under Rule 504 of Regulation D of the Securities Act of 1933, as amended (the "Act"). The Company sold all 11,300,000 shares for net proceeds of $9,375, after deducting offering costs totaling $1,925.

Reverse stock split

On August 16, 2001, subsequent to shareholder approval at the Company's Annual Meeting of Shareholders, the Company completed its redomiciling merger with Hydro Environmental Resources, Inc., a Nevada corporation, and, pursuant to the Plan of Merger, each five (5) shares of common stock of the Oklahoma corporation was exchanged for one share of the Nevada corporation. Following the Plan of Merger, the Company's issued and outstanding common shares totaled 6,929,028. The loss per share and weighted average common shares outstanding disclosures in the accompanying financial statements have been restated to reflect the reverse stock split.

Stock-based compensation

During the year ended December 31, 2001, the Company issued 750,000 shares of its common stock to its attorney in exchange for legal services. The market value of the common stock ranged from $.20 to $.26 per share. Stock-based compensation expense of $178,000 was recognized in the accompanying financial statements for the year ended December 31, 2001.

During the year ended December 31, 2001, the Company issued 4,739,174 shares of its common stock to unrelated third parties in exchange for marketing, funding, administrative, managing, due diligence and other consulting services. The market value of the common stock ranged from $.15 to $.25 per share. Stock-based compensation expense of $957,063 was recognized in the accompanying financial statements for the year ended December 31, 2001.

On May 31, 2001, the Company gifted 150,000 shares of its restricted common stock to a shareholder. The market value of the common stock on the transaction date was $.25 per share. Stock-based compensation expense of $37,500 was recognized in the accompanying financial statements for the year ended December 31, 2001.

On July 10, 1999, the Company entered into a consulting agreement with an unrelated third party to provide financial advisory services to the Company. Upon signing the agreement, the Company agreed to issue the consultant 750,000 shares of its $.001 par value common stock. The transaction was valued at the estimated fair value of the common stock on the date of issuance as determined by the Board of Directors based on contemporaneous equity transactions and other analysis. The Company recorded stock-based compensation in the accompanying financial statements totaling $750.

ITEM 6.   MANAGEMENT'S PLAN OF OPERATION

Forward-looking statements are statements that estimate the happening of future events and are not based on historical facts. Forward-looking statements may be identified by the use of forward-looking terminology, such as "could", "may", "will", "expect", "shall", "estimate", "anticipate", "probable", "possible", "should", "continue", "intend" or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in this report have been compiled by management of the company on the basis of assumptions made by management and considered by management to be reasonable. Future operating results of the company, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in this report are accurate, and we assume no obligation to update any such forward-looking statements.

We plan to satisfy our cash requirements, over the next twelve months, through cash infusions from our principal shareholder, in exchange for restricted stock. However, we will need to raise additional capital in the next twelve months. Our management is considering the following options:

     (a)  a private offering and sale of our common stock;

     (b)  a public offering and sale of our common stock; or

     (c) a combination of private and public sale of our common stock.

As of December 30, 2001, all cash infusions from our President, Jack H. Wynn, and Frederic Strader have been classified as a liability and are disclosed in the accompanying balance sheet as due to officer.

A summary of our product research and development for the term of the plan is as follows:

We are performing ongoing research on the recovery and reconstruction of compounds used by the ElectroChem Hydrogen Fuel Reactor (ECHFR) to produce hydrogen. It is estimated that over 40 percent of these formula compounds can possibly be reused, possibly lowering the cost of production. In addition, there may be several potentially profitable by-products created by ECHFR that we could market worldwide, such as:

     (a) An on-site power plant could be designed for particular needs where electricity and/or gas are necessary to process cooking oil; and

     (b) In the treatment of wastewater at abandoned mine sites and other wastewater dumps or quarries, the ECHFR could operate the process by creating power using the actual wastewater to be treated

Subject to the implementation and success of one or more of the financing options discussed in the first paragraph, we plan to move our lab facility and expand our capabilities to include commencing production in the first three months of 2002.

ITEM 7.   FINANCIAL STATEMENTS.

The financial statements that constitute Item 7 of this report and a table of contents thereto commence on page F-1 through F-14, which follow.

               HYDRO ENVIRONMENTAL RESOURCES, INC.
                  (A DEVELOPMENT STAGE COMPANY)

                  Index to Financial Statements
                                                             Page

Report of Independent Auditors ............................. F-2

Balance sheet, December 31, 2001 ........................... F-3

Statements of operations, for the years ended December 31,
   2001 and 2000, and from November 10, 1998 (inception)
   through December 31, 2001 ............................... F-4

Statement of shareholders' deficit, from November 10,
   1998 (inception) through December 31, 2001 .............. F-5

Statements of cash flows, for the years ended December 31,
   2001 and 2000, and from November 10, 1998 (inception)
   through December 31, 2001 ............................... F-6

Notes to the financial statements .......................... F-7

To the Board of Directors and Shareholders
Hydro Environmental Resources, Inc.

               REPORT OF INDEPENDENT AUDITORS

We have audited the balance sheet of Hydro Environmental Resources, Inc. (a development stage company) as of December 31, 2001, and the related statements of operations, shareholders' deficit, and cash flows for the years ended December 31, 2001 and 2000, and from November 10, 1998 (inception) December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hydro Environmental Resources, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000, and from November 10, 1998 (inception) through December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

As explained in Note 2 to the financial statements, Hydro
Environmental Resources, Inc. conducted significant transactions with its president and certain shareholders during the periods presented.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in default on certain loans at December 31, 2001 and has suffered significant operating losses since inception, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Cordovano and Harvey, P.C.
Denver, Colorado
April 10, 2002

               HYDRO ENVIRONMENTAL RESOURCES, INC.
                  (A DEVELOPMENT STAGE COMPANY)

                          BALANCE SHEET

                        December 31, 2001

                              ASSETS


  Cash.......................................................... $   311
  Computer equipment, net of $1,411 of
   accumulated depreciation (Note 1)............................   3,316
  Patent rights and interests, net of $7,500 of
   accumulated amortization (Note 2)............................   7,500
                                                                --------
                                                                 $11,127
                                                                ========

                   LIABILITIES AND SHAREHOLDERS' DEFICIT

Accounts payable and accrued liabilities........................$156,628
Due to officer (Note 2)......................................... 210,579
Due to shareholders (Note 2).................................... 356,297
Notes payable, convertible to common stock (Note 4).............  25,000
Accrued interest on notes payable (Note 4)......................   1,750
Loans payable, convertible to common stock (Note 8)............. 183,000
Accrued interest on loans payable (Note 8)......................  10,363
                                                                --------
               Total liabilities................................ 943,617
                                                                --------
Shareholders' deficit (Note 4):
  Preferred stock, $.001 par value; 5,000,000 shares
     authorized; -0- shares issued and outstanding..............       -
  Common stock, $.001 par value; 50,000,000 shares authorized;
     12,238,124 shares issued and outstanding...................  12,238
  Additional paid-in capital...................................1,592,360
  Deficit accumulated during development stage................(2,537,088)
                                                              -----------
                Total shareholders' deficit...................  (932,490)
                                                                ---------
                                                                $ 11,127
                                                                =========

 See accompanying summary of significant accounting policies and notes to the financial statements.

             HYDRO ENVIRONMENTAL RESOURCES, INC.
                (A DEVELOPMENT STAGE COMPANY)

                  STATEMENTS OF OPERATIONS

                                                                  November 10,
                                                                      1998
                                          For the Years Ended     (Inception)
                                              December 31,          through
                                          -------------------     December 31,
                                            2001       2000           2001
                                          --------   --------     ------------
Operating expenses:
 Research and development............... $  33,315   $  37,481      $ 114,197
 General and administrative:
   Stock-based compensation (Note 5):
     Consulting services................ 1,202,063          --      1,202,813
     Legal services.....................   178,000          --        178,000
     Other..............................    37,500          --         37,500
     Related parties (Note 2)...........    12,000      12,000         37,000
     Payroll............................   129,352          --        129,352
     Professional and consulting
       services.........................   326,508      13,345        339,853
     Depreciation and amortization......     4,411       3,000          8,911
     Other..............................   262,263     148,488        430,658
                                          ---------  ----------    -----------
            Total operating expenses.... 2,185,412     214,314      2,478,283
                                          ---------  ----------    -----------
                Loss from operations....(2,185,412)   (214,314)    (2,478,283)

Non-operating income....................     1,000          --          1,000
Interest expense:
  Related parties (Note 2)..............   (10,647)     (9,125)       (20,742)
  Amortization of debt issue
    costs  (Note 4).....................   (26,250)         --        (26,250)
  Other.................................   (12,113)       (700)       (12,813)
                                         ----------  ----------    -----------
       Loss before income taxes.........(2,233,422)   (224,139)    (2,537,088)

Income tax provision (Note 3)...........        --          --             --
                                         ----------  ----------    -----------
                 Net loss..............$(2,233,422)  $(224,139)   $(2,537,088)
                                        ===========  ==========   ============


Basic and diluted loss per share*......$     (0.31)  $   (0.04)
                                         ==========  ==========

Basic and diluted weighted average
  common shares outstanding *..........   7,098,661   6,360,000
                                         ==========  ==========

 * Restated for August 16, 2001 reverse stock split.


See accompanying summary of significant accounting policies and notes to the financial statements.

                       HYDRO ENVIRONMENTAL RESOURCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                 STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT

                                                                                            Deficit
                                                                                          Accumulated
                                    Preferred stock        Common Stock       Additional  During the
                                   -----------------   ---------------------    Paid-In   Development
                                   Shares  Par Value     Shares    Par Value    Capital      Stage        Total
                                   ------  ---------   ----------  ---------  ----------- -----------  -----------
Balance, November 10, 1998
   (inception).....................    -   $     -            -    $     -    $      -    $      -     $      -
Office space contributed by
   the president (Note 2)..........    -         -            -          -         1,000         -          1,000
Net loss...........................    -         -            -          -           -       (1,010)       (1,010)
                                   ------  ---------   ----------  ---------  ----------- ----------   -----------
        Balance, December 31, 1998     -         -            -          -         1,000     (1,010)          (10)


February 25, 1999, sale of
   common stock to officer
   and affiliates for cash
   ($.001/share) (Note 2)...........   -         -      4,250,000     4,250          -           -          4,250
February 25, 1999, sale of
   common stock, net of
   $1,925 of offering costs
   ($.001/share) (Note 5)...........   -         -     11,300,000    11,300       (1,925)        -          9,375
March 1, 1999, capital contribution
   by the president (Note 2)........   -         -            -          -         3,210         -          3,210
May 31, 1999, expenses paid by
   the president on behalf of
   the Company (Note 2).............   -         -            -          -         1,700         -          1,700
June 16, 1999, shares issued in
   exchange for patent interest and
   rights ($.001/share) (Note 2)....   -         -     15,000,000    15,000           -          -         15,000
July 10, 1999, shares issued
   in exchange for financial
   advisory agreement ($.001/share)
   (Note 5).........................   -         -        750,000       750           -          -            750
Office space and use of equipment
   contributed by the president
   (Note 2).........................   -         -            -          -        12,000         -         12,000
Net loss............................   -         -            -          -            -      (78,517)     (78,517)
                                    ------- ---------  ----------   --------   ----------  ----------  -----------
       Balance, December 31, 1999      -         -     31,300,000    31,300       15,985     (79,527)     (32,242)

July 2, 2000, sale of
   common stock to an individual,
   $.05 per share ..................   -         -        800,000       800       39,200         -         40,000
July 2, 2000, sale of
   common stock to an individual,
   $.10 per share ..................   -         -        200,000       200       19,800         -         20,000
Office space and use of equipment
   contributed by the president
   (Note 2).........................   -         -            -          -        12,000         -         12,000
Net loss............................   -         -            -          -            -     (224,139)    (224,139)
                                    -------- ---------  ----------  --------     -------   ----------   ----------
       Balance, December 31, 2000      -         -      32,300,000   32,300       86,985    (303,666)    (184,381)

March 12, 2001, shares issued
   to attorney in exchange for
   legal services (Note 5)..........   -         -         200,000      200       51,800         -         52,000
May 17, 2001, shares issued as
   debt issue costs related to
   promissory notes (Note 4)........   -         -         125,000      125       26,125         -         26,250
May 17, 2001, shares issued
   in exchange for consulting
   services (Note 5)................   -         -         345,526      345       72,215         -         72,560
May 31, 2001, shares gifted to a
   shareholder (Note 5).............   -         -         150,000      150       37,350         -         37,500
May 31, 2001, shres issued
   in exchange for consulting
   services (Note 5)................   -         -         934,552      935      232,703         -        233,638
June 17, 2001, sale of
   common stock.....................   -         -         590,000      590       28,910         -        29,500
Reverse stock split through
   Plan of Merger (Note 5)..........   -         -     (27,716,050) (27,716)      27,716         -           -
August 24, 2001, shares issued
   to attorney in exchange for
   legal services (Note 5)..........   -         -         200,000      200       49,800         -        50,000
September 10, 2001, shares
   issued to attorney in exchange
   for legal services (Note 5)......   -         -          50,000       50        9,950         -        10,000
September 10, 2001, shares issued
   to shareholders in exchange for
   consulting services (Note 5).....   -         -       1,000,000     1,000     199,000         -       200,000
October 23, 2001, shares issued
   to attorney in exchange for
   legal services (Note 5)..........   -         -         300,000       300      65,700         -        66,000
October 23,2001, shares
   issued in exchange for
   consulting services (Note 5).....   -         -       1,500,000     1,500     328,500         -       330,000
October 30, 2001, shares
   issued in exchange for
   consulting services (Note 5).....   -         -         879,096       879     130,986         -       131,865
November 6, 2001, shares
   issued in exchange for
   consulting services (Note 5).....   -         -         180,000       180      26,820         -        27,000
November 30, 2001, shares
   issued in exchange for
   consulting services (Note 5).....   -         -         900,000       900     161,100         -       162,000
December 5, 2001, shares issued to
   shareholder in exchange for
   consulting services (Note 2).....   -         -         300,000       300      44,700         -        45,000
Office spaced and use of equipment
   contributed by the president
   (Note 2).........................   -         -            -           -       12,000         -        12,000
Net loss............................   -         -            -           -         -     (2,233,422) (2,233,422)
                                    -------- ---------  ----------  --------     -------  ----------- -----------
      Balance, December 31, 2001....   -     $   -      12,238,124  $ 12,238  $1,592,360 $(2,537,088) $ (932,490)
                                    ======== =========  ==========  ========  ========== ============ ===========

       See accompanying summary of significant accounting policies and notes to the financial statements.

               HYDRO ENVIRONMENTAL RESOURCES, INC.
                  (A DEVELOPMENT STAGE COMPANY)

                    STATEMENTS OF CASH FLOWS

                                                                        November 10,
                                                                           1998
                                              For the Years Ended       (Inception)
                                                  December 31,            through
                                            ------------------------    December 31,
                                               2001         2000           2001
                                            ----------   -----------    ------------
Cash flows from operating activities:
   Net loss...............................  $(2,233,422) $(224,139)     $(2,537,088)
   Adjustments to reconcile net loss to
    net cash used by operating
    activities:
      Depreciation and amortization.......        4,411      3,000            8,911
      Stock-based compensation (Note 5)...    1,443,813        --         1,444,563
      Services contributed by
       officers (Note 2)..................         --          --            12,000
      Office space and use of equipment
       contributed by the president
       (Note 2)...........................       12,000     12,000           25,000
      Changes in operating liabilities:
       Accounts payable and accrued
        liabilities.......................      141,513     20,321          168,741
                                            ------------  ---------      -----------
               Net cash provided by
                (used in) operating
                 activities...............     (631,685)  (188,818)        (877,873)
                                            ------------  ---------      -----------

Cash flows from investing activities:
  Purchases of equipment..................       (4,727)      --             (4,727)
                                            ------------  ---------      -----------
              Net cash used in
                financing activities......       (4,727)      --             (4,727)
                                            ------------  ---------      -----------

Cash flows from financing activities:
  Capital contributions from the
    president (Note 2)....................          --        --              4,910
  Proceeds from advances from the
    Company's president (Note 2)..........       36,394    143,684          233,678
  Repayment of advances from the
    president (Note 2)....................          --     (17,999)         (23,099)
  Proceeds from advances from the
    Company's shareholders (Note 2).......      425,457       --            425,457
  Repayment of advances from
    shareholders (Note 2).................      (69,160)      --            (69,160)
  Proceeds from notes and loans
    convertible to common stock
    (Note 4)..............................      208,000       --            208,000
  Proceeds from sale of common stock......       29,500     60,000          105,050
  Payment of offering costs...............         --         --             (1,925)
                                           -------------  ---------      -----------
              Net cash provided by
                financing activities......      630,191    185,685          882,911
                                           -------------  ---------      -----------
                Net change in cash........       (6,221)    (3,133)             311

Cash, beginning of period.................        6,532      9,665              --
                                            ------------  ---------      -----------
Cash, end of period.......................  $       311   $  6,532        $     311
                                            ============  =========      ===========

Supplemental disclosure of cash flow
 information:
   Income taxes...........................  $       --    $   --          $     --
                                            ============  =========      ===========
   Interest...............................  $       --    $   --          $     --
                                            ============  =========      ===========

Non-cash financing activities:
  Common stock issued in exchange for
    patent interests and rights
    (Note 2)..............................  $       --    $   --          $ (15,000)
                                            ============  =========      ===========

                  HYDRO ENVIRONMENTAL RESOURCES, INC.
                   Notes to Financial Statements

(1)  Nature of Operations and Summary of Significant Accounting
     Policies

Nature of Operations

The Company was incorporated under the laws of Oklahoma on November 10, 1998. The principal activities since inception have included the acquisition of patent interests and rights for an Electro-Chem Hydrogen Fuel Reactor ("ECHFR"), research and development of the ECHFR, and the sale and issuance of shares of its $.001 par value common stock. The Company was formed to design, build and manage inexpensive and environmentally friendly fuel and power producing systems for remote areas of the world that are without electricity and other sources of power.

Basis of presentation

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company is a development stage company that is in default on certain loans at December 31, 2001 and has suffered significant operating losses since inception. These factors, among others, may indicate that the Company will be unable to continue as a going concern for reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability. The Company's management intends to satisfy cash requirements through cash infusions from officers and principal shareholders in exchange for debt or restricted common stock. In addition, management plans to continue the policy of issuing common stock in exchange for services. Management is also considering (1) a private offering and sale of common stock, (2) a public offering and sale of common stock, or (3) a combination of the two previous options. The Company's future success is ultimately dependent upon its ability to create and provide effective and competitive services on a timely and cost-effective basis.

Development stage company

Hydro Environmental Resources, Inc. (the "Company") is in the development stage in accordance with Financial Accounting Standards Board ("FASB") Statements of Financial Accounting Standards
("SFAS") No. 7 "Accounting and Reporting by Development Stage
Enterprises".

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                HYDRO ENVIRONMENTAL RESOURCES, INC.
                   Notes to Financial Statements


Cash equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.
The Company had no cash equivalents at December 31, 2001.

Equipment and depreciation

Equipment is stated at cost and is depreciated over its estimated useful life using the straight-line method.

Upon retirement or disposition of the furniture and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations. Repairs and maintenance are charged to expense as incurred and expenditures for additions and improvements are capitalized.

Intangible assets

Intangible assets are stated net of accumulated amortization and include the patent application rights and interests to the proprietary technology and processes involving the ECHFR valued at $15,000. The $15,000 is amortized on a straight-line basis over five years. Amortization expense for the years ended December 31, 2001 and 2000, and for the period from November 10, 1998 (inception) through December 31, 2001 totaled $3,000, $3,000, and $7,500, respectively.

Impairments on long-lived assets

The Company evaluates the recoverability of long-lived assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.

Debt issue costs

Debt issue costs consist of common stock issued to note holders during the year ended December 31, 2001. Debt issue costs are deferred and amortized over the period of the notes. Amortized deferred issue costs are recorded as interest expense. All of the notes matured during the year ended December 31, 2001; therefore, the debt issue costs are included in the accompanying financial statements as interest expense.


Income taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and the tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

                HYDRO ENVIRONMENTAL RESOURCES, INC.
                   Notes to Financial Statements


Fair value of financial instruments

The Company's financial instruments, including cash and current liabilities are carried at cost, which approximates their fair value because of the short-term maturity of these instruments.

Loss per share

The Company reports net loss per share using a dual presentation of basic and diluted loss per share. Basic net loss per share excludes the impact of common stock equivalents. Diluted net loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. The Company has a simple capital structure for all periods presented; therefore, basic and diluted losses per share at December 31, 2001 and 2000 are equal.

Stock-based compensation

The Company accounts for stock-based employee compensation arrangements in accordance with Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees" and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation expense is based on the difference, if any, on the date of grant, between the fair value of the Company's stock and the exercise price. The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123. SFAS 123 requires the fair value based method of accounting for stock issued to non-employees in exchange for services.

Companies that elect to use the method provided in APB 25 are required to disclose pro forma net income and pro forma earnings per share information that would have resulted from the use of the fair value based method. The Company has elected to continue to determine the value of stock-based compensation arrangements with employees under the provisions of APB 25. Pro forma disclosures are not included in the accompanying financial statements as there were no employee stock-based compensation arrangements as of December 31, 2001.

(2)  Related Party Transactions

The president provided office space to the Company at no charge for all periods presented. The office space was valued at $500 per month and is included in the accompanying financial statements as rent expense with a corresponding credit to additional paid-in capital.

During the years ended December 31, 2001 and 2000, the president contributed the use of office equipment to the Company. The use of equipment was valued at $500 per month and is included in the accompanying financial statements as office expense with a corresponding credit to additional paid-in capital.

During the year ended December 31, 2001, shareholders advanced the Company $425,457 for working capital. The advances do not carry an interest rate and are due on demand. The Company repaid $69,160 as of December 31, 2001. The $365,297 balance owed at December 31, 2001 is included in the accompanying financial statements as due to shareholders.

                HYDRO ENVIRONMENTAL RESOURCES, INC.
                   Notes to Financial Statements

During the years ended December 31, 2001, 2000 and 1999, the president loaned the Company $24,777, $134,559, and $53,600, respectively, for working capital. The loans bear interest at six percent and are due on demand. As of December 31, 2001, the Company had repaid $23,099. As of December 31, 2001, accrued interest receivable on the advances totaled $20,742. The $210,579 balance of outstanding advances and accrued interest is included in the accompanying financial statements as due to officer.

On December 5, 2001, the Company issued 300,000 shares of its common stock to a shareholder in exchange for consulting services. The market value of the common stock on the transaction date was $.15 per share resulting in stock-based compensation expense of $45,000.

On September 10, 2001, the Company issued 1,000,000 shares of its common stock to shareholders in exchange for consulting services. The market value of the common stock on the transaction date was $.20 per share. Stock-based compensation expense of $200,000 was recognized in the accompanying financial statements for the year ended December 31, 2001.

During the year ended December 31, 1999, the president contributed $3,210 to the Company for working capital and paid a $1,700 expense on behalf of the Company. These amounts are included in the accompanying financial statements as additional paid-in capital.

On June 16, 1999, the Company issued 15 million shares of its $.001 par value common stock in exchange for an assignment of the interest and rights in a patent pending in Australia for an Electro-Chem Hydrogen Fuel Reactor. The transaction has been valued at predecessor cost in the accompanying financial statements.

On February 25, 1999, 4,250,000 shares of common stock were sold to an officer and affiliates of the Company for $4,250 ($.001 per share).

On November 17, 1998, an affiliate advanced the Company $100 to open its bank account. The Company repaid the $100 on February 24, 1999.

(3)  Income Taxes

A reconciliation of the U.S. statutory federal income tax rate to the effective rate is as follows:


                                                             December 31,
                                                     ------------------------
                                                          2001          2000
                                                     -----------  -----------

U.S. federal statutory graduated rate...............     34.00%        30.80%
State incomne tax rate,
 net of federal benefit.............................      0.00%         6.12%
Permanent differences...............................     -0.27%         0.00%
Net operating loss for which no tax
 benefit is currently available.....................     -33.73%      -36.92%
                                                      ----------     --------
                                                           0.00%        0.00%
                                                      ==========     ========


At December 31, 2001, deferred taxes consisted of a net tax asset of $854,586, due to operating loss carryforwards of $2,462,067, which was fully allowed for, in the valuation allowance of $854,586. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the years ended December 31, 2001 and 2000 totaled $753,469 and $82,751. Net operating loss carryforwards will expire through 2021.

                 HYDRO ENVIRONMENTAL RESOURCES, INC.
                   Notes to Financial Statements

The valuation allowance will be evaluated at each balance sheet date, considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change as defined in
Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.

(4)  Notes Payable

Convertible promissory notes

During the year ended December 31, 2001, the Company received
$25,000 in exchange for convertible promissory notes and 125,000 shares of the Company's $.001 par value common stock. The notes were as follows:

Note payable to individual, dated February 12, 2001,
 interest rate at 8.00 percent, maturing August 5, 2001.......$ 5,000

Note payable to individual, dated February 12, 2001,
 interest rate at 8.00 percent, maturing August 5, 2001.......  5,000

Note payable to individual, dated February 12, 2001,
 interest rate at 8.00 percent, maturing August 5, 2001.......  5,000

Note payable to individual, dated February 12, 2001,
 interest rate at 8.00 percent, maturing August 5, 2001.......  5,000

Note payable to individual, dated February 12, 2001,
 interest rate at 8.00 percent, maturing August 5, 2001.......  5,000
                                                              -------
                                                              $25,000
                                                              =======

On May 17, 2001, the Company issued 125,000 shares of its restricted common stock to promissory note holders as debt issue costs for the notes. The market value of the common stock on the transaction date was $.21 per share. Debt issue costs of $26,250 were recognized in the accompanying financial statements as interest expense for the year ended December 31, 2001. Interest expense of $28,000 (including $26,250 of debt issue costs) was recognized in the accompanying financial statements for the year ended December 31, 2001.

Each $5,000 note is convertible into 125,000 shares of the Company's $.001 par value common stock.

The notes were in default as of December 31, 2001.

                HYDRO ENVIRONMENTAL RESOURCES, INC.
                   Notes to Financial Statements


(5)  Shareholders' Deficit

Preferred stock

The Board of Directors is authorized to issue shares of preferred stock in series and to fix the number of shares in such series as well as the designation, relative rights, powers, preferences, restrictions, and limitations of all such series. The Company had no preferred shares issued and outstanding at December 31, 2001.

Common stock

Share sold for cash

During February 1999, the Company offered for sale 11,300,000 shares of its $.001 par value common stock for $.001 per share pursuant to an exemption from registration claimed under Rule 504 of Regulation D of the Securities Act of 1933, as amended (the "Act"). The Company sold all 11,300,000 shares for net proceeds of $9,375, after deducting offering costs totaling $1,925.

Reverse stock split

On August 16, 2001, subsequent to shareholder approval at the Company's Annual Meeting of Shareholders, the Company completed its redomiciling merger with Hydro Environmental Resources, Inc., a Nevada corporation, and, pursuant to the Plan of Merger, each five
(5) shares of common stock of the Oklahoma corporation was exchanged for one share of the Nevada corporation. Following the Plan of Merger, the Company's issued and outstanding common shares totaled 6,929,028. The loss per share and weighted average common shares outstanding disclosures in the accompanying financial statements have been restated to reflect the reverse stock split.

Stock-based compensation

During the year ended December 31, 2001, the Company issued 750,000 shares of its common stock to its attorney in exchange for legal services. The market value of the common stock ranged from $.20 to $.26 per share. Stock-based compensation expense of $178,000 was recognized in the accompanying financial statements for the year ended December 31, 2001.

During the year ended December 31, 2001, the Company issued 4,739,174 shares of its common stock to unrelated third parties in exchange for marketing, funding, administrative, managing, due diligence and other consulting services. The market value of the common stock ranged from $.15 to $.25 per share. Stock-based compensation expense of $957,063 was recognized in the accompanying financial statements for the year ended December 31, 2001.

On May 31, 2001, the Company gifted 150,000 shares of its restricted common stock to a shareholder. The market value of the common stock on the transaction date was $.25 per share. Stock-based compensation expense of $37,500 was recognized in the accompanying financial statements for the year ended December 31, 2001.

On July 10, 1999, the Company entered into a consulting agreement with an unrelated third party to provide financial advisory services to the Company. Upon signing the agreement, the Company agreed to issue the consultant 750,000 shares of its $.001 par value common stock. The transaction was valued at the estimated fair value of the common stock on the date of issuance as determined by the Board of Directors based on contemporaneous equity transactions and other analysis. The Company recorded stock-based compensation in the accompanying financial statements totaling $750.

                HYDRO ENVIRONMENTAL RESOURCES, INC.
                   Notes to Financial Statements

(6)  Commitments and Contingencies

Office lease

The Company entered into an operating lease for office space on February 1, 2001. The lease commenced February 1, 2001 and expires January 31, 2004. Minimum monthly payments under the lease total
$2,600.  Future minimum lease payments are as follows:

December 31,
   2002.........................................$  31,200
   2003.........................................   31,200
   2004.........................................    2,600
                                                ---------
                                                $  65,000
                                                =========


Contingencies

On August 1, 2001, the Company received a subpoena from the Securities and Exchange Commission ("SEC") to appear, through its custodian of records, for testimony and to produce documents. The subpoena required the Company to produce all documents supporting the contentions made in its 2001 press releases. The Company plans to produce the required documents, thus relieving it of the need to appear for testimony. The Company received a notice from the SEC via telephone that the informal investigation had been closed; however, the Company has not received a written confirmation.

On August 6, 2001, the Company received a subpoena from the SEC to appear, through its custodian of records, for testimony and to produce documents (see Item 1: Legal Proceedings). The subpoena requires the Company to produce the September 29, 2001 Stock Purchase Agreement between the Company and PowerTek Holdings, Ltd. and all related agreements. The Company plans to produce the required documents, thus relieving it of the need to appear for testimony. The Company received a notice from the SEC via telephone that the informal investigation had been closed; however, the Company has not received a written confirmation.

(7)  Energy Production Agreement

During February of 2001, the Company signed a contract with Orini Lumber Processors Limited ("Orini") of Orini, New Zealand. The Company agreed to construct and develop an ElectroChem Hydrogen Fuel Reactor ("ECHFR") system for the production of energy suitable for the purposes required by Orini for $1,500,000. Under the terms of the contract, the Company would (a) satisfy Orini that the system is economical and financially viable and satisfactory for long-term use for the purpose it is designed for and (b) satisfy Orini that the system is safe and had no hazardous or injurious side effects to the ecology or to the environment and any by-products are capable of being disposed of cheaply and efficiently and there is no unsatisfactory risk to the staff operating the system. Once the Company satisfied Orini of the above clauses, Orini would pay a deposit of 25 percent of the purchase price and the balance of the purchase price upon the successful installation and operation of the system. The contract was subsequently terminated.

                HYDRO ENVIRONMENTAL RESOURCES, INC.
                   Notes to Financial Statements

(8)  Stock Purchase Agreement

During June of 2001, the Company signed a stock purchase agreement with PowerTek. PowerTek agreed to purchase shares of the Company's common stock equal to the number of shares issued and outstanding, on a fully diluted basis, on the date of closing for $500,000. Also, PowerTek agreed to expend not less than $2 million on research and development in the field of hydrogen powered fuel cell technology. The resulting research and development and related technology shall be licensed to the Company on a non-exclusive, royalty-free basis for a seven-year period subject to various terms listed in the agreement.

Prior to closing, PowerTek agreed to loan the Company funds for working capital at an interest rate of ten percent. Upon closing, the amounts owed under the loans will be credited against PowerTek's $2,000,000 research and development expenditure obligation under the agreement. If the closing does not occur, PowerTek has the option to demand immediate payment in full, or to convert the loans to the Company's common stock at a price of 75 percent of the average quoted market price of the stock at the close of the thirty business days immediately preceding the conversion demand date.

The agreement was terminated on September 1, 2001. As of December 31, 2001, the Company owed PowerTek $183,000 for loans advanced during the year ended December 31, 2001. $10,363 of interest had accrued on the loans as of December 31, 2001. A settlement of the debt was reached among the companies on March 13, 2002 (see Note
10).

(9)  License Agreement

On October 25, 2001, the Company announced it signed a license agreement for the marketing and manufacturing of the ECHFR System with Allied Energy, Inc. The license is a non-exclusive worldwide license, which provides for the commercial exploitation of the system and for further design and development.

The license provides for a 5 percent royalty of net sales for outside manufacture and an 8 percent royalty if manufactured by the Company. On completion of the design and construction of the first commercial model to the licensee's specifications, the agreement also provides for a one-time fee of $500,000 to be paid to the Company as well as 20 percent of the founders' stock of the licensee company.

The license further provides for the licensee to further sub-license on terms and conditions approved by the Company.

(10) Subsequent events

On March 11, 2002, the Company accepted a total of $150,000 from two shareholders in exchange for two $75,000 promissory notes. The notes are interest-free and mature on March 11, 2004. The notes may be converted into shares the Company's common stock at the discretion of both parties.

On March 13, 2002, the Company entered into a settlement agreement with PowerTek for the debt and accrued interest owed by the Company to PowerTek (see Note 8). In accordance with the settlement agreement, the Company paid PowerTek $150,000 against the debt and PowerTek forgave the remaining balance due.

ITEM 8.   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
          ACCOUNTING AND FINANCIAL DISCLOSURE.

There have been no changes in or disagreements with the Company's accountants since the formation of the Company required to be disclosed pursuant to Item 304 of Regulation S-B.

                            PART III

ITEM 9.   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL
          PERSONS; COMPLIANCE WITH SECTION 18(a) OF THE EXCHANGE
          ACT

The members of the Board of Directors of Hydro serve until the next annual meeting of the stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

Name                       Age   Position                 Director Since
-------------------------------------------------------------------------

Jack H. Wynn               71    President and Director   November 1998

John L. Wheeler            58    Director                 December 2000

David A. Youngblood        43    Director                 July 2001


Jack H. Wynn

Mr. Wynn has been the sole officer and a director of the Company since its inception in November 1998 until December 2000. Mr. Wynn helped the Company raise funds for research and development as well as developing a present marketing plan and was instrumental in taking the Company public. He also is currently the owner of North Bay Corporate Services Firm in Hayward, California which he founded in 1998. Prior to founding Hydro Environmental Resources, Inc., from 1980 to 1983, Mr. Wynn was Chairman of the Board of Scanner Energy, an Oklahoma leasing and oil production corporation with leases in numerous states. From 1984 to 1989, Mr. Wynn formed and operated the Oklahoma Transfer and Registrar Corporation, which was later transferred to San Francisco, California as Securities Transfer Pacifica Corporation. During his years as owner and manager, the company contracted and transferred shares for over 60 public corporations. While at the company, Mr. Wynn developed a state of the art computer system used by many transfer agents today. During this time, he was also instrumental in the development and growth of Power Train corporation, a company which successfully developed the hydraulic power system used in heavy industry today. From 1972 to 1980, Mr. Wynn was a partner with Scholen, Wynn & Associates, a securities and insurance brokerage firm. Mr. Wynn has over twenty years experience in the life insurance industry, including ten years with Occidental Life Insurance.

John L. Wheeler

Mr. Wheeler has been qualified as an attorney at law in Australia
since 1965.  He started private practice in 1970.   Since forming
his own practice, he has been involved in many notable cases, which have been groundbreaking legal precedents throughout the years. He has on numerous occasions been asked to advise the government or opposition on proposed legislation. He has practiced in commercial law and has advised on public company acquisitions and mergers domestically and internationally. Beginning in 1991 Mr. Wheeler spent several years in the United States with an Australian group listing public corporations. Currently he is involved in assisting in the development of public corporations specializing in new technology. Mr. Wheeler was the foundation president of the Big Brother Big Sister movement in Australia and held that position for 10 years. He has been a member of other charities, including Boys Town Queensland, Pregnancy Help and Centrecare.

David A. Youngblood

David Youngblood is the Supervisor of Research at the Company. Prior to the opening of the Company's headquarters in February 2001, he was instrumental in Finance, Human Resources, Lab Design and many other facets of company start-up as a consultant. Since taking the Research and Development position, he orchestrated the development of an all-new ECHFR unit, converted hydrogen vehicle, support systems, and is currently developing several projects not yet released. Prior to his positions with the Company, Mr. Youngblood from 1997-2000 accepted a R&D Technician position with Nikon Research Corporation of America in Belmont, California. His role was developing of concepts and projects related to Microphotolithography manufacturing processes for optically exposing of silicon wafers and new products with the NRCA Engineering staff. His duties were reporting and supporting the Director of Electronics and support of mechanical designers, mechanical engineers and consultants. Other responsibilities included Electromechanical packaging, quality manufacturing, lab/facility support, equipment and component specification, Cad Design, Mechanical and Electronic inspection, circuit board proofing and general manufacturing practices.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, file reports of ownership and changes of ownership with the SEC. Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all such reports they file.

Based solely on its review of the copies of such reports received by the Company, and on written representations by the Company's officers and directors regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, the Company believes that, with respect to its fiscal year ended December 31, 2001, all of the Company's directors and officers and all of the persons known to the Company to own more than ten percent (10%) of the Company's Common Stock, either failed to file, on a timely basis, or have yet to file the required beneficial ownership reports with the SEC.


ITEM 10.  EXECUTIVE COMPENSATION

None of the Company's officers and/or directors receive any compensation for their respective services rendered to the Company, nor have they received such compensation in the past. They have agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until the Company has generated revenues from operations. As of the date of this proxy statement, the Company has no funds available to pay directors. Further, none of the directors are accruing any compensation pursuant to any agreement with the Company.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

ITEM 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
          MANAGEMENT.

The following table sets forth certain information known to the Company with respect to the beneficial ownership of its common stock as of March 28, 2002, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of the Company,
(iii) each named executive officer, and (iv) all directors and officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

     Name and Address of
     Beneficial Owner (1)    Amount of Ownership (2)       Percent of Class

     Jack H. Wynn                  1,480,000                     7.8%
     John Wheeler                          0                      *
     David A. Youngblood              86,000                      *

     Officers and directors
     as a Group (3 persons)        1,566,000                     8.2%

* constitutes less than one 1 percent (1%) of all issued and outstanding shares of Common Stock.

----------

(1) Unless otherwise indicated, the address of each beneficial owner is that of the Company.

(2) Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Common stock subject to options currently exercisable, or exercisable within 60 days after March 28, 2002, are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership for any other person.

ITEM 12.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The president provided office space to the Company at no charge for all periods presented. The office space was valued at $500 per month and is included in the accompanying financial statements as rent expense with a corresponding credit to additional paid-in capital.

During the years ended December 31, 2001 and 2000, the president contributed the use of office equipment to the Company. The use of equipment was valued at $500 per month and is included in the accompanying financial statements as office expense with a corresponding credit to additional paid-in capital.

During the year ended December 31, 2001, shareholders advanced the Company $425,457 for working capital. The advances do not carry an interest rate and are due on demand. The Company repaid $69,160 as of December 31, 2001. The $365,297 balance owed at December 31, 2001 is included in the accompanying financial statements as due to shareholders.

During the years ended December 31, 2001, 2000 and 1999, the president loaned the Company $24,777, $134,559, and $53,600, respectively, for working capital. The loans bear interest at six percent and are due on demand. As of December 31, 2001, the Company had repaid $23,099. As of December 31, 2001, accrued interest receivable on the advances totaled $20,742. The $210,579 balance of outstanding advances and accrued interest is included in the accompanying financial statements as due to officer.

On December 5, 2001, the Company issued 300,000 shares of its common stock to a shareholder in exchange for consulting services. The market value of the common stock on the transaction date was $.15 per share resulting in stock-based compensation expense of $45,000.

On September 10, 2001, the Company issued 1,000,000 shares of its common stock to shareholders in exchange for consulting services. The market value of the common stock on the transaction date was $.20 per share. Stock-based compensation expense of $200,000 was recognized in the accompanying financial statements for the year ended December 31, 2001.

During the year ended December 31, 1999, the president contributed $3,210 to the Company for working capital and paid a $1,700 expense on behalf of the Company. These amounts are included in the accompanying financial statements as additional paid-in capital.

On June 16, 1999, the Company issued 15 million shares of its $.001 par value common stock in exchange for an assignment of the interest and rights in a patent pending in Australia for an Electro-Chem Hydrogen Fuel Reactor. The transaction has been valued at predecessor cost in the accompanying financial statements.

On February 25, 1999, 4,250,000 shares of common stock were sold to an officer and affiliates of the Company for $4,250 ($.001 per share).

On November 17, 1998, an affiliate advanced the Company $100 to open its bank account. The Company repaid the $100 on February
24, 1999.

ITEM 13.  EXHIBITS AND REPORTS ON FORM 8-K

Financial Statements and Schedules

A list of the Financial Statements and Financial Statement
Schedules filed as part of this Report is set forth in Item 7, and appears at page F-1 of this Report, which list is incorporated herein by reference.

(a) Exhibits

        Number      Description

          3.1       Articles of Incorporation (State of Nevada)
                    (incorporated by reference to the Form 10-QSB filed with the Commission on August 20,
                    2001).

          3.2 By-laws (State of Nevada) (incorporated by reference to the Form 10-QSB filed with the Commission on August 20, 2001).

          3.3 Articles of Merger (incorporated by reference to the Form 10-QSB filed with the Commission on August 20, 2001).

          4.1 Form of Common stock Certificate (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 10-SB filed with the Commission on March 22, 2000).

          10.1 Assignment of Patent and Intellectual Property Rights related to the ElectroChem Hydrogen Fuel Reactor (incorporated by reference to Exhibit 6.1 to the Registration Statement on Form 10-SB filed with the Commission on March 22, 2000).

          10.2      License Agreement with Allied Energy, Inc.
                    (incorporated by reference to Exhibit 10.2 to the Form 10-QSB filed with the Commission on November 14,
                    2001).


(b) Reports on Form 8-K

The Company did not file any Current Reports on Form 8-K during the quarter ended December 31, 2001.

                                 PROXY CARD FOR
             HYDRO ENVIRONMENTAL RESOURCES, INC. (the "Corporation")

     This proxy is solicited on behalf of the Board of Directors of the Corporation for the Annual Meeting of Shareholders to be held on December 3, 2002. The Board of Directors recommends a vote "FOR" the following:

1.   Election of Directors:

                                                            Withhold authority
                                                            to vote for any
                                                            individual nominee
                       FOR election      WITHHOLD vote      (write number(s) of
Nominees               of all nominees   from all nominees  nominee(s) below):
--------               ---------------   -----------------  ------------------

1 - Steve Lennon

2 - Michael Lysaght

3 - David Rosenberg

4 - Mark Shmulevsky

5 - David A. Youngblood


2.   Approval of the Articles of Amendment to the Articles of Incorporation:

           [  ] FOR     [  ] AGAINST     [  ] ABSTAIN

3. Approval of the selection of Cordovano and Harvey, P.C. as the Corporation's independent accountants for the fiscal year ended December 31, 2002.

           [  ] FOR     [  ] AGAINST     [  ] ABSTAIN

Votes MUST be indicated using black or blue ink. The undersigned hereby appoints David Rosenberg, proxy, with full power of substitution, to vote all shares of Common Stock of the undersigned in the Corporation at the Annual Meeting of Shareholders to be held on December 3, 2002, and at any adjournment thereof, upon all subjects that may properly come before the meeting. IF SPECIFIC DIRECTIONS ARE NOT GIVEN WITH RESPECT TO ANY MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING AND THIS PROXY CARD IS SIGNED AND RETURNED, THE PROXY WILL VOTE IN ACCORDANCE WITH THE ABOVE RECOMMENDATION AND MAY EXERCISE DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Please date and sign exactly as your name or names appear on this proxy card. If the shares are held jointly, each shareholder should sign. If signing as an executor, trustee, administrator, custodian, guardian, corporate officer, or pursuant to a power of attorney, please so indicate below.

Dated:                                   By:
                                         ---------------------------------------
                                         Printed Name:
                                         ---------------------------------------

[ ] Check this box if you have either a change of address or comments, and please note the same on this proxy card.

Mail this Proxy Card to:            Hydro Environmental Resources, Inc.
                                    2903 N.E. 109th Avenue, Suite D
                                    Vancouver, Washington 98682